EXHIBIT 99.7



                           CONSENT OF KENT R. WELDON

     I, Kent R. Weldon, hereby consent to the use of my name in the Registration Statement on Form S-4 of Fisher Scientific International Inc. and any amendment thereto, as the same appears therein under the section "MANAGEMENT--Principals of the Company" with respect to my becoming a director of Fisher Scientific International Inc. following the Merger (as defined in such Registration Statement).


                                          /s/ Kent R. Weldon
                                          -------------------------------------

                                          Kent R. Weldon

                                          December 19, 1997